Exhibit 99.1

AquaBounty Technologies Provides Progress Update on Planned 10,000 Metric Ton Salmon Farm in Pioneer, Ohio

Site Engineering Designs and Permitting Underway, Company to Break Ground by Year-End

MAYNARD, Mass., November 2, 2021 -- AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today provided a corporate update on the progress of its planned large-scale salmon farm in Pioneer, Ohio.

“We have made solid progress towards finalizing site engineering designs and permitting since our site announcement in July,” said Sylvia Wulf, Chief Executive Officer of AquaBounty. “With hydrology studies complete, confirming that the quantity and quality of water available meets our needs as well as the needs of the local community, key water and environmental permits are currently underway. We remain on track with our preliminary timing estimates to commence construction by year-end, with commercial stocking of salmon estimated to occur in 2023. We are working closely with the Village of Pioneer, Williams County, the State of Ohio, JobsOhio and the Regional Growth Partnership – whose ongoing support has been invaluable in our progress.

“As we’ve progressed on the final design for our 10,000 metric ton Ohio farm, we have been able to further refine our expected project cost, which we estimate to be in the range of $290 million to $320 million, including a reserve for potential contingencies of $30 million. The increase from our previous estimates is attributable to several factors, including the cost of building materials and the Recirculating Aquaculture System technology, along with the inclusion of an on-site processing plant and water treatment facility.

“As we’ve stated before, our capitalization plan for financing the farm project includes leveraging our equity contribution with debt. To that point, we have begun the process for the placement of a mix of tax-exempt and taxable bonds through the Toledo-Lucas County Port Authority, whose board has approved the issuance of up to $300 million in bonds to support the financing of the project. We have also engaged Wells Fargo Corporate and Investment Banking to underwrite and market the bond placement, which we expect to complete in Q1 2022. Though there is still work to be done to close this transaction, we believe that this financing will be a major milestone for the Company.

“To support the egg requirements of the Ohio farm, and future farms, we made the decision to transition our Prince Edward Island, Canada grow-out farm operation to the production of traditional salmon broodstock, eggs and fry, in addition to our genetically engineered salmon eggs. This transition is expected to occur over the next two years and increase our egg production capacity from 8 million to 30 million eggs annually. There is an increasing demand for traditional salmon eggs in North America and so our increased egg production capacity is expected to supply both our own needs and create an additional revenue stream from traditional salmon eggs.

“We believe our 25 years of experience and learning from our current operations continues to position us to achieve our goal of profitably producing commodity-priced salmon safely, securely and sustainably. We look forward to finalizing the plans and construction timeline for our next-generation farm, that will ensure the safety of our fish from hatch to harvest, while maximizing long-term value creation for our shareholders,” concluded Wulf.

About AquaBounty

AquaBounty Technologies, Inc. (NASDAQ: AQB) is a leader in the field of land-based aquaculture and the use of technology for improving its productivity and sustainability. The Company’s objective is to help ensure the availability of high-quality seafood to meet global consumer demand, while addressing critical production constraints in the most popular farmed species.

The Company’s genetically engineered salmon program is based upon a single, specific molecular modification in salmon that results in more rapid growth in early development. With aquaculture farms located in Prince Edward Island, Canada, and Indiana, United States, AquaBounty is raising salmon that is free of antibiotics and other contaminants, in land-based Recirculating Aquaculture Systems (“RAS”) which are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty’s solution offers a reduced carbon footprint and no risk of pollution of marine ecosystems, as compared to traditional sea-cage farming. For more information, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the Company’s commencement, completion, timing, terms, size, and use of proceeds of the proposed bond financing with the Toledo-Lucas County Port Authority, job creation plans, anticipated size of its facility in Ohio, production capacity, timing of construction, permits, or commercial stocking, cost of construction and startup costs, amount to be invested in the project, availability and mix of debt and equity financing, ability and approvals to convert operations on PEI to broodstock, and ability to produce eggs, fry, and broodstock, and future revenue streams, pricing and profitability.  There is no guarantee that AquaBounty will be successful in raising the capital required for this project through the issuance of the bonds discussed herein. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “slated to,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether AquaBounty and its partners will commence or consummate the proposed bond financing, the final terms of the proposed bond financing, market and other conditions for such offering, the satisfaction of related closing conditions, the impact of the bond offering on AquaBounty’s financial condition, credit rating and stock price, whether or not AquaBounty will need to and be able to raise additional equity capital, whether AquaBounty will be able to service the bond commitments, AquaBounty’s business and financial condition, AquaBounty’s ability to secure required regulatory approvals and permits, AquaBounty’s ability to profitably construct and operate the farm, and the impact of general economic, public health, industry or political conditions in the United States or internationally.  For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements reflect AquaBounty’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to AquaBounty and on assumptions AquaBounty has made as of the date hereof. AquaBounty undertakes no obligation to update such statements as a result of new information, future events or otherwise, except as required by law.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the bonds described herein, nor shall there be any sale of these bonds in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us